CommerceHub Announces Date of Fourth Quarter and Fiscal Year 2017 Conference Call and Webcast
ALBANY, N.Y., Feb. 7, 2018 (GLOBE NEWSWIRE) -- CommerceHub, Inc. (NASDAQ:CHUBA) (NASDAQ:CHUBK) (“CommerceHub” or the “Company”), a leading distributed commerce network for retailers and brands, today announced that it will issue its financial results for the three months and fiscal year ended December 31, 2017 after the market close on Wednesday, February 28, 2018. On the same day, CommerceHub will host a conference call and webcast to discuss the results at 4:30 p.m., Eastern Time, during which its management team will discuss the Company’s financial performance and strategy, and may discuss future opportunities. After the conference call is completed, a recorded version of the call will be available at http://ir.commercehub.com/events.cfm.

What:	CommerceHub Fourth Quarter and Fiscal Year 2017 Financial Results
When	Wednesday, February 28, 2018
Time:	4:30 p.m. Eastern Time
Live Call:	U.S./Canada Toll-Free Participants Dial-in Number: (800) 219-6912 International Toll Participants Dial-in Number: (574) 990-1026 Conference ID/Passcode: 5492517
Webcast (live and replay):	http://ir.commercehub.com/events.cfm

About CommerceHub:
CommerceHub is a distributed commerce network connecting supply, demand and delivery that helps retailers and brands increase sales by expanding product assortments, promoting products on the channels that perform, and enabling rapid, on-time customer delivery. With its robust platform and proven scalability, CommerceHub helped over 10,000 retailers, brands, and distributors achieve an estimated $13+ billion in Gross Merchandise Value in 2016.
CommerceHub Investor Relations Contact
Sara Leggat
investor@commercehub.com